As filed with the Securities and Exchange Commission on April 30, 2026
Registration No. 333-279081

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Grid Dynamics Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-0632724 (I.R.S. Employer Identification Number)
6101 Bollinger Canyon Road, Suite 465
San Ramon, CA 94583
(650) 523-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard Livschitz
Chief Executive Officer
6101 Bollinger Canyon Road, Suite 465
San Ramon, CA 94583
(650) 523-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Matthew D. Berger
Jeffrey S. Hochman
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
(212) 728-8000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large-accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
We are filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR (File No. 333-279081), because we have ceased to be a “well-known seasoned issuer” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) as of the filing of our Annual Report on Form 10-K for the year ended December 31, 2025 on March 5, 2026. Accordingly, we are filing this Post-Effective Amendment No. 1 for the purpose of amending the Registration Statement to convert it from a Form S-3ASR (automatic shelf registration statement) to a Form S-3 (non-automatic shelf registration statement).

The information in this prospectus is not complete and may be changed. The Selling Securityholder may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 30, 2026
PROSPECTUS
Grid Dynamics Holdings, Inc.
13,889,183 Shares
Common Stock
Offered by the Selling Stockholder
The selling stockholder identified herein may from time to time offer or sell shares of our common stock. To the extent that the selling stockholder resells any securities, the selling stockholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholder and the amount and terms of the securities being offered. You should read this prospectus and any applicable prospectus supplement before you invest. We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will not receive any proceeds from the sale of our common stock by the selling stockholder. We will pay the expenses associated with registering the sales by the selling stockholder, as described in more detail in the section titled “Use of Proceeds.”
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “GDYN.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 2 of this prospectus and “Item 1A — Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2026

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholder may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time the selling stockholder sells securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Grid Dynamics Holdings, Inc.,” “Grid Dynamics,” “we,” “our” and “us” refer, collectively, to Grid Dynamics Holdings, Inc., a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
Grid Dynamics is an Enterprise Artificial Intelligence (“AI”) transformation partner for the Fortune 1000. We combine deep AI expertise with proven enterprise-scale delivery to help clients identify where to invest in AI, deliver systems that work at scale, and capture real business value from AI deployments. The building blocks of AI have always been our foundation — distributed systems, real-time data, machine learning algorithms, and natural language processing. What has changed is that these capabilities have now converged into Enterprise AI.
This technical heritage is matched with business acumen. We solve the most pressing technical challenges and enable positive business outcomes for enterprise companies. A key differentiator is our nearly two decades of technology leadership and pioneering enterprise AI expertise. This is supported by deep capabilities and ongoing investment in data and machine learning platform engineering, cloud platform and product engineering, Internet of Things and edge computing, and digital engagement services.
Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the Americas, Europe, and India.
Corporate Information
Our principal executive offices are located at 6101 Bollinger Canyon Road, Suite 465, San Ramon, CA 94583, and our telephone number is (650) 523-5000.
Our website address is www.griddynamics.com. The information on, or that can be accessed through, our website is not part of this prospectus or an accompanying prospectus supplement, and you should not consider information contained on our website in deciding whether to purchase shares of our common stock.
The Securities That May Be Offered
The selling stockholder identified herein may from time to time offer and sell shares of our common stock. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We will not receive any proceeds from the sale of our common stock by the selling stockholder.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
The selling stockholder may offer shares of our common stock, par value $0.0001 per share. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I  —  Item 1A  —  Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II  —  Item 1A  —  Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of our securities by the selling stockholder. With respect to the registration of the shares of common stock offered by the selling stockholder pursuant to this prospectus, the selling stockholder will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees of our counsel and our independent registered public accountants.

SELLING STOCKHOLDER
This prospectus relates to the possible resale by one of our stockholders, who we refer to in this prospectus as the “selling stockholder,” of up to 13,889,183 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The following table provides the name of the selling stockholder and the number of shares of our common stock offered by such selling stockholder under this prospectus. Except as set forth below, no selling stockholder has held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates. The selling stockholder listed below has previously been granted registration rights with respect to the shares offered hereby pursuant to that Amended and Restated Registration Rights Agreement dated as of March 5, 2020, by and between us and certain of our securityholders.
The shares offered by this prospectus may be offered from time to time by the selling stockholder listed below. The selling stockholder is not obligated to sell any of its shares offered by this prospectus, and reserves the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholder listed below may also offer and sell less than the number of shares indicated. The selling stockholder is not making any representation that any shares covered by this prospectus will or will not be offered for sale. The term “selling stockholder” also includes any transferees, assignees, pledgees, donees, or other successors in interest (including equity holders of entities listed below) to the selling stockholder named in the table below.
The number of shares and percentages of beneficial ownership set forth below are based on 83,568,279 shares of our common stock outstanding as of March 31, 2026. Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. We have prepared the table based on information given to us by, or on behalf of, the selling stockholder.
	Shares Beneficially Owned Prior to the Offering		Shares Being Offered	Shares Beneficially Owned After the Offering
	Shares	Percentage	Shares	Shares	Percentage
Selling Stockholder:
Beijing Teamsun Technology Co. Ltd.(1)(2)	13,889,183	16.6%	13,889,183	0	0.0%

(1)
Consists of 13,889,183 outstanding shares of our common stock. Beijing Teamsun Technology Co., Ltd. (“Beijing Teamsun”) is the ultimate parent of GDD International Holding Company (“GDD”), through its subsidiaries Teamsun Technology (HK) Limited (“Teamsun”), Automated Systems Holdings Limited (“ASL”) and GDB International Investment Limited (“GDB”). Beijing Teamsun, GDD, Teamsun, ASL and GDB share voting and dispositive power of all these shares. The address of Teamsun, ASL, GDB and GDD is 15/F, Topsail Plaza, 11 On Sum Street, Shatin, Hong Kong and the address of Beijing Teamsun is Room 501, 5/F., No. 23 Building, 10 East Block XiBeiWang East Road, HaiDian District, Beijing, China.

(2)
Messrs. Yueou Wang and Weihang Wang are members of the Company’s Board of Directors and share voting and dispositive power over the shares held by Beijing Teamsun, Teamsun, GDD and GDB.

In addition, we may name additional selling stockholders from time to time. Information about any such additional selling stockholders, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

DESCRIPTION OF CAPITAL STOCK
This section describes the general terms and provisions of our common stock. For more detailed information, you should refer to our second amended and restated certificate of incorporation (our “certificate of incorporation”), our amended and restated bylaws (our “bylaws”) and the description of our common stock, each incorporated by reference into the registration statement of which this prospectus forms a part, and filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 5, 2026.
Common Stock
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting are able to elect all of the directors.
Dividend Rights
Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of our preferred stock have been satisfied, as may be established by our board of directors.
Preemptive or Other Rights
Our stockholders will have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.
Election of Directors
Our certificate of incorporation provides for our board of directors to be divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that the election of all directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation, and our Amended and Restated Bylaws
Our certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person will be able to gain control of our board only by successfully engaging in a proxy contest at three or more annual meetings.
Our certificate of incorporation does not provide for any action required or permitted to be taken by stockholders to be effected by written consent. Our certificate of incorporation provides that directors may be removed prior to the expiration of their terms by stockholders only for cause and upon the affirmative vote of at least a majority of the voting power of all outstanding common stock.

Our certificate of incorporation requires that changes or amendments to the certificate of incorporation or the amended and restated bylaws must be approved by at least a majority of the voting power of the then-outstanding common stock.
Our certificate of incorporation does not provide for cumulative voting in the election of directors. Instead, our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances. Our advance notice procedures include requirements that the stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.
Our certificate of incorporation provides that special meetings of stockholders may be called only by the chairman of our board of directors, our chief executive officer or a majority of our board of directors, and stockholders are specifically denied the right to call special meetings.
Our certificate of incorporation provides that stockholders seeking to bring business before any meeting of stockholders or to nominate candidates for election as directors at any meeting of stockholders must provide advance notice as provided in our amended and restated bylaws. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for the following (except for any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction):
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any derivative action or proceeding brought on our behalf;

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any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any of our directors, officers or other employees to us or our stockholders;

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any action arising pursuant to any provision of the DGCL, our certificate of incorporation or amended and restated bylaws;

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any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or amended and restated bylaws; and

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any other action asserting a claim that is governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware.

However, notwithstanding the exclusive forum provisions, our amended and restated bylaws explicitly state that they would not preclude the filing of claims brought to enforce any liability or duty created under federal securities laws, including the Exchange Act or the Securities Act.
Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.

In addition, our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Registration Rights Agreement
On March 5, 2020, a wholly-owned subsidiary (Merger Sub 1) of ChaSerg Technology Acquisition Corp., a Delaware corporation (“ChaSerg”), merged with and into Grid Dynamics International, Inc., a California corporation (“GDI”), with GDI surviving the merger (the “Initial Merger”). Immediately following the Initial Merger, GDI merged with and into another wholly-owned subsidiary of ChaSerg (“Merger Sub 2”) with Merger Sub 2 surviving; Merger Sub 2 was then renamed “Grid Dynamics International, LLC,” and ChaSerg was then renamed to the current name of the Company, “Grid Dynamics Holdings, Inc.” (the “Business Combination”).
In connection with the Business Combination, we entered into an amended and restated registration rights agreement with ChaSerg Technology Sponsor LLC (the “Sponsor”) and certain holders party thereto (the “Existing Holders”) (as amended and restated, the “Registration Rights Agreement”). Under the Registration Rights Agreement, within 45 calendar days after consummation of the Business Combination, we were required to register for resale our common stock issuable for (i) shares of common stock held by any Existing Holders immediately following the closing of the Business Combination, (ii) any of the 640,000 units issued in private placement transactions by us in October 2018 and (iii) any other equity securities of ours issued or issuable with respect to any securities referenced in clause (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, “Registrable Securities”).
The holders of a majority-in-interest of the Registrable Securities held by the Existing Holders and any of their permitted transferees were entitled to demand that we register the resale of such securities; provided, however, that we are not required to effect an underwritten offering for any resale of Registrable Securities on a Registration Statement on Form S-3 unless such underwritten offering is reasonably expected to result in gross proceeds in excess of $10 million.
The Existing Holders and their permitted transferees also have certain “piggy-back” registration rights with respect to registration statements and rights to require us to register for resale such securities. We will bear the expenses incurred in connection with the filing of any such registration statements.
Stockholders’ Agreement
On November 13, 2019, and effective as of the closing of the Business Combination (the “Closing”), ChaSerg and each of the Sponsor, Benhamou Global Ventures, GDB International Investment Limited, GDD International Holding Company, Leonard Livschitz, Victoria Livschitz and Automated Systems Holdings Limited (together with any individuals or entities that are signatories thereto or hereafter become party to the agreement, the “Voting Parties”) entered into a Stockholders’ Agreement, pursuant to which, among other things, the Voting Parties agreed (i) to take all necessary action to cause the our board of directors to be comprised of eight directors effective immediately following the Closing, (ii) subject to certain share ownership thresholds, to grant each of ASL and the Sponsor rights to designate two directors for election to our board of directors (and the Voting Parties will vote in favor of such designees), (iii) to designate our Chief Executive Officer for election to our board of directors, and (iv) to designate three unaffiliated designates for election to our board of directors.
Exchange Listing
Our common stock is listed on Nasdaq under the symbol “GDYN.”
Our Transfer Agent
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issued to the selling stockholder to permit the resale of such shares of common stock from time to time after the date of this prospectus. The selling stockholder may sell some or all of the shares of common stock covered by this prospectus from time to time or may decide not to sell any of the shares of common stock covered by this prospectus.
To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but the selling stockholder will pay any and all underwriting discounts, selling commissions and similar charges attributable to sales of such shares. We will not receive any proceeds from the sale of the shares of our common stock covered hereby.
The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell securities:
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through underwriters;

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through dealers;

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through agents;

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directly to purchasers; or

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through a combination of any of these methods of sale.

The selling stockholder may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price or prices that may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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if applicable, the names of any selling stockholder;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and the selling stockholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, the selling stockholder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us and the selling stockholder to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.griddynamics.com. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC.
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 5, 2026, as amended on Form 10-K/A, filed with the SEC on April 30, 2026;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on April 30, 2026;

•
our Current Report on Form 8-K filed with the SEC on February 27, 2026; and

•
the description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-38685), filed with the SEC on October 3, 2018, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K, filed with the SEC on March 5, 2026.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
Grid Dynamics Holdings, Inc.
6101 Bollinger Canyon Road, Suite 465
San Ramon, CA 94583
Attn: Investor Relations
(650) 523-5000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee.
Amount to be Paid
SEC registration fee for securities offered by the selling stockholder identified in the prospectus	$13,274.98(1)
Stock exchange listing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Miscellaneous expenses	*
Total	$13,274.98

(1)
Previously paid.

*
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:
•
any breach of their duty of loyalty to us or our stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•
any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
In addition, our bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions in our certificate of incorporation, bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to our directors and officers pursuant to our indemnification obligations or otherwise as a matter of law.
The underwriting agreement to be filed as Exhibit 1.1 to this registration statement may provide for indemnification by the underwriters of us and our directors and officers for certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise.
Item 16.   Exhibits
Exhibit Number		Incorporation by Reference				Filed Herewith
	Exhibit Description	Form	File Number	Exhibit Number	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation	8-K	001-38685	3.1	March 9, 2020
3.2	Amended and Restated Bylaws	8-K	001-38685	3.1	February 27, 2026
4.1	Specimen Common Stock Certificate	8-K	001-38685	4.1	March 9, 2020
4.2	Amended and Restated Registration Rights Agreement, dated as of March 5, 2020, by and among the Company and certain security holders	10-Q	001-38685	10.17	May 11, 2020
5.1	Opinion of Willkie Farr & Gallagher LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-3ASR (File No. 333-279081)	S-3ASR	333-279081		May 2, 2024
107	Filing Fee Table	S-3ASR	333-279081	107	May 2, 2024

*
To be filed by amendment or as an exhibit to a Form 8-K and incorporated by reference herein.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 ASR to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, CA, State of California, on April 30, 2026.
GRID DYNAMICS HOLDINGS, INC.
By:
/s/ Leonard Livschitz

Leonard Livschitz
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3ASR has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Leonard Livschitz Leonard Livschitz	Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2026
/s/ Anil Doradla Anil Doradla	Chief Financial Officer (Principal Financial and Accounting Officer)	April 30, 2026
* Lloyd Carney	Chairman of the Board and Director	April 30, 2026
* Eric Benhamou	Director	April 30, 2026
* Marina Levinson	Director	April 30, 2026
* Patrick Nicolet	Director	April 30, 2026
* Michael Southworth	Director	April 30, 2026
/s/ Weihang Wang Weihang Wang	Director	April 30, 2026
* Yueou Wang	Director	April 30, 2026
* Shuo Zhang	Director	April 30, 2026
*By: /s/ Anil Doradla Anil Doradla Attorney-in-Fact		April 30, 2026